EXHIBIT 99.1

Upexi Announces Record Quarter-to-Date Retail and

DTC Gross Revenue of Approximately $19 Million Gross and $17 Million net of Discontinued Operations

Record revenue to date for the current quarter driven by consumer demand across all product categories, including Tytan Tiles’ toys and electronics

Clearwater, FL / December 14, 2022 / Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted brand owner and innovator in aggregation, today announced record net revenue of approximately $17 million through November 30th, the Company’s fiscal 2023 second quarter, which ends December 31, 2022.

Gross revenue thus far in the current quarter is attributable to strong consumer demand across each of the Company’s product vertical markets including; health, wellness, pets, toys and discount electronics. Sales across all channels, including retail and direct-to-consumer, saw flat to positive growth in volume amidst a slowing consumer demand environment. This overall positive trend was particularly driven by the Company’s toy brand, Tytan Tiles, and strong initial results from our E-Core acquisition.

Allan Marshall, Upexi Chief Executive Officer commented, “We are on pace for our best quarter in the Company's existence, even through this transitional period. The diverse nature of our brands and products within key industry verticals helps the Company navigate through and stabilize among volatile consumer market trends. Our revenue thus far in combination with a robust pipeline of new products and acquisitions firmly position us to achieve the $100 million dollar revenue projected for 2023.”

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty, and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

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Forward Looking Statements:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Nortstrud

Chief Financial Officer

andrew.norstrud@upexi.com

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

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